Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report on the Whitebox Mutual Funds dated September 29, 2011 included in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-175116).

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

September 29, 2011